NET EARNINGS TO EBIT RECONCILIATION
(UNAUDITED)

Total Whirlpool	2017					2016					2015
Amounts in millions	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Net Earnings Available to WHR	$153	$189	$276	$(268)	$350	$150	$320	$238	$180	$888	$191	$177	$235	$180	$783
Net Earnings Available to Non-Controlling Interests	5	(10)	(4)	(4)	(13)	6	22	6	6	40	7	8	15	9	39
Income Tax Expense	40	33	(4)	481	550	59	(56)	61	122	186	9	90	17	93	209
Interest Expense	41	39	42	40	162	38	41	39	43	161	43	40	41	41	165
Earnings Before Interest & Taxes	$239	$251	$310	$249	$1,049	$253	$327	$344	$351	$1,275	$250	$315	$308	$323	$1,196